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                                                                    EXHIBIT 10.7

July 15, 1996

Dr. Marshall T. Rose

Dear Marshall:

         First Virtual Holdings Incorporated, a Delaware corporation, (the Company) is pleased to offer you employment with the Company as Technical Advisor, Office of the Chairman. This letter will confirm the agreement between us for your employment on the following terms and conditions.

1.      TERM OF EMPLOYMENT.

The term of this agreement shall commence on the date hereof and continue for a period of two(2) years ("initial term"), and, thereafter, at the sole option of the Company, may be renewed for up to an additional one (1) year period of time ("first renewal term"), unless terminated earlier as herein provided. If the Company elects to renew this agreement beyond the initial two year term, it shall notify you in writing no later than sixty (60) days prior to the end of the initial term.

2.       EXCLUSIVE EMPLOYMENT; LOCATION.

A. The Company hereby employs you, and you accept such employment, to provide services to the Company, as directed by the CEO and Chairman. You shall perform your services at the Company's offices in San Diego, CA or as directed by the Company. You agree to work full time for the Company. You agree that during the term of this agreement you will not render engineering or consulting services to anyone other than the Company without the prior written consent of the Company, and that you will devote your full business time, attention, and best efforts to the Company.

B. Notwithstanding anything contained herein to the contrary and in reliance upon your continuing disclosure of any such activity, a first disclosure of which is found in Exhibit D, you shall be permitted to continue to work on existing consulting arrangements through your solely owned consulting company, Dover Beach Consulting and make use of the Company's hardware and software for this purpose; provided, however, that such consulting does not increase in size or scope beyond what you have disclosed to the Company in Exhibit D so as to interfere with your obligations as stated in paragraph 2.A above. The Company agrees that it shall have no ownership interest in such projects.

C. Further, you agree that neither Dover Beach Consulting on your behalf nor you personally will execute any non disclosure agreements associated with the projects mentioned in section 2.B nor with any other company or individual without first getting the written consent of the Company to said non disclosure.
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Dr. Marshall T. Rose
July 19, 1996
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3.       TERMINATION FOR CAUSE

A. Notwithstanding the provisions of paragraph 2A above, the Company shall have the right at any time to terminate your employment, for Cause, upon written notice to you. For purposes of this agreement, "Cause" shall be defined as: (i) your material breach of this agreement, provided that such breach has not been cured within thirty (30) days after your receipt of written notice from the Company describing in reasonable detail the circumstances of such material breach; (ii) your dishonesty in performing your duties hereunder;
(iii) your use of drugs or alcohol to an extent which interferes with the performance of your duties hereunder which occurs more than once in any six month period; (iv) your repeated failure to devote proper time and attention to the business of the Company; (v) your material or repeated failure to carry out the directions, instructions, policies, rules, regulations or decisions of the Board of Directors or Officers of the Company; (vi) your conviction for a felony or other crime involving moral turpitude or pursuant to which you are imprisoned, or (vii) your voluntary resignation from the Company prior to the end of the initial term or renewal term, as applicable. For purposes of this agreement, the words "repeated failure" shall mean two or more such failures having occurred in any six month period, provided that the second failure has occurred more than two (2) days after the Company has delivered to you written notice of the first, describing it in reasonable detail.

B. Notwithstanding any provision herein to the contrary, in the event of a termination of your employment for any reason, you shall be entitled to all salary earned as of the date of termination, but the Company shall not be liable to you for any compensation or severance pay for any period commencing after the date of termination.

C. Notwithstanding any other term or provision of this agreement, your employment shall automatically terminate in the event of your death or disability. As used herein "disability" shall be understood as the term as used in any Company provided group disability insurance or your inability to perform the services required by this Agreement as determined by a physician reasonably acceptable to the Company, which inability continues for more than sixty (60) consecutive days, or for more than ninety (90) days in any twelve month period. If there is a conflict between these two interpretations, the one most favoring your continued employment will be used.

4.       COMPENSATION.

A. Salary. In consideration thereof, the Company agrees to pay you a salary at the rate of Two Hundred Thousand Dollars ($200,000) per annum payable two times each month, with an effective date for such salary of July 1, 1996.

B. Renewal and Review of Salary. In the event this Agreement is renewed, the Company will, yearly hereafter, review your performance and may, in its sole discretion, elect to increase your salary at such times.





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Dr. Marshall T. Rose
July 19, 1996
Page 3

C. Stock Options. The Company granted you on April 11, 1996 Non-Qualified Options to purchase one hundred thousand (100,000) shares of Common Stock in the Company at $6.30 per share of Common Stock. The options shall vest on June 30, 1998 provided you are still an employee of the Company on that date. The parties agree that as of the date of this Agreement you own 248,875 shares of Common Stock of the Company, and have been granted a total of 104,550 Non-Qualified options to purchase Common Stock (which includes the 100,000 grant previously mentioned in this section), of which 2,275 have vested as of June 30, 1996.

D. Insurance. You shall be eligible to participate in group life, health or accident insurance plans that the Company may, or may not, adopt, in its sole discretion, which covers any other employee of the Company.

E. Expense Reimbursement. The Company shall, subject to receipt of appropriate documentation and further subject to any policies adopted by the Company regarding such expenses, reimburse you for those ordinary and necessary business expenses incurred in connection with the performance of your duties hereunder, provided that you have obtained the Company's prior approval before incurring business expenses for which you will desire reimbursement in excess of $3,000 in any thirty (30) day period.

F. Vacation. You shall be eligible for four (4) weeks of paid vacation per annum, with no more than two (2) weeks taken consecutively. Vacation days not used during any year shall accrue and carry over to the following year, but such accrued vacation shall not carry over again to the subsequent year if not used in said year. The scheduling of your vacations shall be determined by our mutual agreement so as not to materially interfere with the performance of your responsibilities to the Company. You shall not be entitled to any payment with respect to accrued vacation days not used, except upon termination of your employment for any reason other than "Cause" (as defined above), in which event you shall be paid for up to two (2) weeks of accrued vacation time not used.

5.       OBLIGATIONS UPON TERMINATION.

A. After termination of your employment with the Company for any reason or no reason, you agree that for a period of one (1) year after your termination, you shall be available to the Company for up to fifteen (15) hours per week, to perform consulting services for the Company upon its request. You shall be paid monthly at the rate of $1500 per hour for any such consulting services performed by you. In the event you breach your obligations hereunder the Company shall be entitled to offset against any amounts owed to you by the Company the cost of a replacement consultant, provided, however, that the amount offset shall be not greater than what you would have received pursuant to this subparagraph 5.A.

B. You hereby acknowledge and agree that the Company shall in all events be considered to be the owner of all Information relating to the business and operations of the Company, irrespective of your having produced any such Information. Upon a termination of your employment for any reason, you or your estate, as the case may be, shall, at the request of the Company deliver forthwith to the Company all Information. For purposes of this Agreement, "Information" shall be defined to mean the following, which is not intended to limit the foregoing: memoranda, notes, design notes, schematics, records, reports, materials and other documents (including all copies thereof), as well as computer data, disks and files, relating to (i) any and all matters on which you worked while employed by the Company, or





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Dr. Marshall T. Rose
July 19, 1996
Page 4

(ii) the business or accounts of the Company and any other Company property, which are then in the possession or control of you or your estate. Notwithstanding the foregoing, upon a termination of your employment you shall be entitled to take with you any printed materials that are in the public domain, provided that the Company shall have the right to inspect and/or duplicate all such materials prior to their leaving the Company's premises.

6.       ASSIGNMENT OF INVENTIONS AND AGREEMENT TO COMPANY POLICIES

         You agree to execute a Confidential Information and Invention Assignment Agreement, which obligates you to protect the Company's proprietary and confidential information against disclosure, assign to the Company, subject to applicable limitation of State law any inventions created by you in the course of your employment in the form attached as Appendix "A", and accept the Company's Voice-mail Policy and E-mail Policy attached as Appendix "B".

7.       NON-COMPETITION

A. You agree that during the term of this agreement and for a period of two (2) years after the termination of your employment for any reason whatsoever or for no reason, you shall not:

         1 .     directly or indirectly engage, participate or invest in or assist, as owner, part owner, stockholder, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity, any business other than the Company that provides or enables (i) systems for the authorization and implementation of payments through Internet in connection with transactions between buyers and sellers of goods, services or information (hereinafter the "Virtual PIN"), or (ii) a link between Internet E-mail addresses to telephone numbers using TPC.INT or similar techniques connecting the Virtual PIN with the telephone (either of the foregoing, a "Competing Business"); provided however that the prohibition in Section 7.A. I (ii) shall only apply for a period of three (3) months after the termination of your employment for any reason or for no reason whatsoever; nor,

         2. directly or indirectly contact or solicit any current or former employee of the Company or any person or entity with whom the Company has had a business relationship for purposes of entering into a Competing Business or any activity directly and materially contrary to the best interests of the Company; provided however, that the Company shall provide written notice of a violation of this section and allow you a reasonable opportunity to cure such default by way of explanation or cessation of such activity prior to undertaking any action.

         3. The restrictions contained in this paragraph shall apply worldwide, but shall not prohibit you from purchasing or holding passive investments in limited partnerships or no more than five percent (5%) of the stock or other securities of any corporation (regardless of its business) which has securities listed upon any recognized securities exchange or traded on a recognized market in the United States.





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Dr. Marshall T. Rose
July 19, 1996
Page 5

B. You expressly agree and acknowledge that the restrictions in this paragraph shall be deemed and construed as a series of separate covenants, one for each state in the United States and each province in Canada, and one for each country in the world outside the United States and Canada. In the event that any court of competent jurisdiction shall determine that any one or more of such covenants are invalid, unenforceable or unreasonable, such determination shall not affect the validity, enforceability or reasonableness of any other such covenant, and the remaining covenants shall continue in full force and effect.

C. You agree that the Paragraph 9. "Arbitration and Equitable Relief" as found in Appendix A will apply to any dispute arising from or related to this Agreement.

8.       REGISTRATION RIGHTS.

A. The Company agrees that, in the event of a public offering of its common stock after its Initial Public Offering and subject to any Registration Rights Agreement then in effect, you may include in the registration statement pro rata any stock of the Company owned by you, subject to such conditions and restrictions as the underwriter of any such offering may reasonably impose on you and other individuals wishing to sell shares in such offering.

B. All costs incurred in connection with such registration shall be borne by the Company, other than (i) costs of separate counsel, if any, retained by you in connection with such registration, and (ii) commissions, selling expenses or other similar charges applicable to the stock sold by you pursuant to such registration. You further agree to execute and deliver any indemnification, holdback or other agreements required by such underwriter.

9.       Prior Agreements: Satisfaction.

         You represent and warrant that no prior contract or agreement to which you are a party or any prior performance of any such agreement will interfere in any manner, or conflicts with, with the terms of and complete performance of this agreement. Further the parties agree that each has performed all its obligations as found in any prior agreements between the parties and this Agreement is the sole understanding between them.

10.      MISCELLANEOUS.

A. This agreement contains the entire agreement between us and supersedes all prior oral and written understandings between us with respect to the subject matter hereof. This agreement cannot be modified except by a written agreement signed by both the Company and you.

B. No waiver by either party hereto of any breach by the other party of any term of this agreement shall be effective unless in writing nor shall any such waiver be construed as a waiver of any other breach (whether prior or subsequent) of the same or any other term of this agreement.





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Dr. Marshall T. Rose
July 19, 1996
Page 6

C. This agreement and your rights hereunder are personal to you, and neither this agreement nor any right or interest herein or arising hereunder shall be subject to voluntary or involuntary assignment or transfer by you; provided, however, that this agreement shall inure to the benefit of you and your heirs, legatees, estate or legal representatives. All rights and obligations of the Company under this agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the Company.

D. You agree that the Company may purchase insurance on your life with the Company as the sole beneficiary and you agree to cooperate in the Company's effort to secure said life insurance. At the Company's sole option, upon your termination of employment for any reason or no reason, you may be given the opportunity to purchase said life insurance from the Company at a price to be determined by the Company.

11. If the foregoing is acceptable to you, please sign on the line provided below and return one copy to me at your earliest convenience. When so countersigned, this letter shall serve as a binding agreement between us and shall be construed in accordance with the laws of the State of California applicable to agreements made and performed therein.

Sincerely,
First Virtual Holdings Incorporated:

By: /s/  LEE H. STEIN
       ------------------------------
         Lee H. Stein
         Chairman and CEO

Accepted:


 /s/ MARSHALL T. ROSE
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Marshall T. Rose





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Dr. Marshall T. Rose
July 19, 1996
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                       EXHIBIT D TO EMPLOYMENT AGREEMENT
                           FOR MARSHALL T. ROSE WITH
                      FIRST VIRTUAL HOLDINGS INCORPORATED

1.       Consulting with Fax Box Corporation.
2.       Internet related consulting w/AT&T, two days each month.


/s/ LEE H. STEIN                           /s/ MARSHALL T. ROSE
-------------------------                  -------------------------
Lee H. Stein                               Marshall T. Rose





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